Exhibit 10.5

                              ATA Foundation, Inc.
                              CONSULTANT AGREEMENT

     This Agreement is made by and between the ATA Foundation, Inc., a nonprofit organization having offices at 2200 Mill Road, Alexandria, Virginia 22314 (hereinafter called tile "FOUNDATION"), and Accident Prevention Plus, Inc. (hereinafter called "CORPORATION);"

     WHEREAS, the FOUNDATION desires to obtain the CORPORATION's services to provide electronic recording and data collection interface in a project to pilot test fatigue management technologies (hereinafter called "PROJECT").

     WHEREAS, the CORPORATION desires to agrees to participate in such a PROJECT pursuant to the terms and conditions stated below, the parties agree as follows:


                              ARTICLE I - SERVICES

A. The services, scope and specific tasks of this contract are outlined in Exhibit A, Pilot Test of Fatigue Management Technologies Subcontract Proposal which is hereby incorporated into and made a part of this Agreement.

B. The schedule for completion of the work shall be as set forth in Exhibit B, Narrative Statement Pilot Test of Fatigue Management Technologies which is hereby incorporated into amid made part of this Agreement. Such services and tasks may be modified by the Project Director, William C. Rogers.


                     ARTICLE II- CONSIDERATION AND PAYMENTS

A. Payment. This Agreement shall be on a cost reimbursement basis. The maximum total reimbursement to the CORPORATION under this Agreement shall be two hundred and seventeen thousand eight hundred and seventy five dollars ($217,875), as provided for in the budget, which is included in Exhibit A. Payment to be made monthly upon completion of services described in Exhibit A and submission and the FOUNDATION'S acceptance of all deliverables and reports.

B. Reimbursable Costs. Reimbursable costs shall be those direct and indirect costs incurred in the performance of completing those services mentioned in
ARTICLE I which are allowable under the provisions of 48 CFR Part 31 of the Federal Acquisition Regulations, "Contract Cost Principles and Procedures," (a/k/a 0MB Circular A-122). In addition, the CORPORATION agrees to abide by the administrative rules and regulations mentioned in 22 CFR Part 518, "Uniform Administrative Requirements for Grants and Agreements with Institutions of Higher Education, Hospitals, and other Non-Profit Organizations," (a/k/a 0MB Circular A-l 10).

C. Reports and Invoices. The CORPORATION shall submit a Final Report to the FOUNDATION within 39 days of the end of the project. All invoices, reports and

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other materials or communications should be sent to:

         William C. Rogers
         ATA Foundation
         2200 Mill Road
         Alexandria, VA 22314-4677
         TEL:     703-838-7912
         FAX:     703-838-0291
         E-MAIL:  brogers@jtrucking.org

Interim oral or written reports will be made by the CORPORATION upon request of the FOUNDATION.

D. Payment. Payment shall be made within 30 (thirty) days of receipt of a proper invoice and submission and acceptance of all charges and deliverables.

E. Termination. The FOUNDATION may terminate this Agreement at any time. In the event of termination of this Agreement by the FOUNDATION for any reason, the CORPORATION shall be compensated for work done through the date of receipt of written termination notice. In the event of such termination all work completed or partially completed shall become the property of the FOUNDATION. The CORPORATION shall promptly submit all such work to the FOUNDATION.


                      ARTICLE III - OWNERSHIP OF DOCUMENTS

A. In further consideration of the FOUNDATION'S entering into this Agreement, the CORPORATION agrees that any copyrightable work produced or composed by the CORPORATION, including his agents or employees, as part of his duties under this Agreement shall be deemed, and shall be, as between the FOUNDATION and the CORPORATION, his employees, or agents, "work-for-hire" and the sole property of die FOUNDATION. The CORPORATION hereby agrees to execute and deliver, or to require that his employees or agents execute and deliver, any instruments which may be necessary to effect the rights of the FOUNDATION, or its designees, with respect to any such work.

B. CORPORATION further agrees that all documents prepared or obtained under this Agreement, including but not limited to basic notes, sketches, charts, diagram, diskettes, and other data prepared or obtained under this contract shall become the property of the FOUNDATION. The CORPORATION, however, shall have the right to retain file or other working copies of such items; provided, however, that any derivative works shall belong sole to the FOUNDATION. Furthermore, the Federal awarding agency, die Inspector General, Comptroller General of the United States, or any of theft duly authorized representatives, have the right of timely and unrestricted access to any books, documents, papers, or other records of die CORPORATION that

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are pertinent to the award, and may make audits, examinations, excerpts, transcripts and copies of such documents. This right also includes timely and reasonable access to the CORPORATION's personnel for die purpose of interview and discussion related to such documents.

C. The Foundation understands and agrees that the hardware and related software being provided by the CORPORATION for the Project, including, without limitation hereby, the three different onboard recording systems, including thereto (the CORPORATION's "Equipment") are proprietary to the CORPORATION, and nothing in this Agreement shall constitute a transfer of any ownership interest therein, and shall not divulge any confidential matters relating to the operation of the equipment without the written consent of the CORPORATION.

                      ARTICLE IV - CLEARANCE FOR PUBLICATION

A. The CORPORATION shall not divulge any information, including, without limitation, reports or data given, prepared or assembled by the CORPORATION its agents, employees or others pursuant to this Agreement in any thesis, writing, public lecture, copyright filing and/or patent application. In addition, all FOUNDATION information obtained by the CORPORATION in performing this Agreement shall be held in confidence and shall not be disclosed to third parties.

B. Any invention developed by the CORPORATION as a part of this Agreement shall provide for the rights of the Federal Government in accordance with 37 CFR Part 401, "Rights to Inventions Made by Nonprofit Organizations and Small Business Firms Under Government Grants, Contracts and Cooperative Agreements."

C. Nothing in this Agreement, or Article IV hereof, shall in any way create any ownership interest, or royalty-free license rights, in the equipment in favor of the Federal Government or any other party.

                         ARTICLE V - CONFLICT OF INTEREST

A. The CORPORATION represents that it understands the nature of the FOUNDATION'S interest in the Project described herein and that it is not currently representing or performing or providing any service to any person or party with an interest adverse to or otherwise in conflict with that of the FOUNDATION with reference to this matter. Further, the CORPORATION will not contract or agree in any manner to represent, to perform or provide any services or take any remuneration in any form from any private firm or industry group that will or may create a conflict of interest with that of the FOUNDATION during the term of this Agreement. Nor will die CORPORATION knowingly undertake to perform or provide any service to any person or party that will be directly adverse to or otherwise in conflict with that of the FOUNDATION with reference to this matter. If any such conflicts exists or should develop, the CORPORATION shall promptly notify die FOUNDATION thereof. The FOUNDATION shall solely determine if any conflicts exist fo1 the purposes of this Agreement.

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B.   It is understood and agreed that any conflict of interest, as the
     FOUNDATION in its opinion may so determine, will be cause for termination of this Agreement and that any potential conflict of interest, similarly determined, may be cause for termination hereof -- in either case without advance notice.

     B. Except as expressly provided herein, the CORPORATION shall not be, in any way, foreclosed from manufacturing, selling, licensing or otherwise transferring any of its equipment.

                           ARTICLE VI- INDEMNIFICATION

     A. To the full extent permitted by die laws of die State of Virginia, the Parties agree to indemnify and hold harmless each other, their respective officers, directors, agents and employees, for any negligent or intentional acts by one party which result in any loss, damage, or claim against the other party, and to pay for all legal and other costs the other party might incur in defending any such action.

     B. The CORPORATION shall obtain and maintain all insurance required by law in accordance with the statutory requirements of the jurisdiction in which the Agreement will be performed. This insurance shall include, but is not limited to, Workers' Compensation, Comprehensive General Liability, and/or Professional Liability in die amount of $1,000,000 and naming the Foundation as a co-insured. The CONTRACTOR shall provide the Foundation with a copy of all insurance policies and endorsements.


                      ARTICLE VII- RELATION OF THE PARTIES

     It is understood that the CORPORATION is undertaking to perform the services described herein as an independent contractor and not as a partner, joint venturer, employee or agent of the FOUNDATION. The CORPORATION shall provide a completed IRS Form W-9 (Exhibit B) to FOUNDATION in recognition that this income shall be reported to the government and an IRS Form 1099 will be issued. The CORPORATION shall be solely responsible for management and payment of subcontractors or consultants employed by it to complete die PROJECT. The CORPORATION agrees not to use subcontractors or consultants listed on the General Services Administration's "List of Parties Excluded from Federal Procurement or Nonprocurement Programs."


                          ARTICLE VII- WAIVER OR BREACH

     It is agreed that a waiver or any breach of this Agreement or any terms or conditions

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thereof shall not be deemed a waiver of any repetition of such breach or in any way affect any other term or condition hereof. No waiver shall be valid or binding on a party unless said waiver is in writing and signed by the waiving party.

                         ARTICLE IX - NOTICES TO PARTIES

     Any notice, request or demand permitted or required by the terms of this Agreement shall be in writing and shall be given, and shall be deemed to have been served and received, when a party shall have personally delivered such notice or deposited such notice, by certified or registered mail, and postage prepaid, in the United States Government Post Office, addressed to:

         As to the FOUNDATION:

         William C. Rogers
         The ATA Foundation, Inc.
         2200 Mill Road
         Alexandria, VA 22314-4677
         TEL:     703-838-7912
         FAX:     703-838-0291
         E-MAIL:   brogers@trucking.org

         As to the CORPORATION:

         Richard J. Goodhart
         Chief Executive Officer
         Accident Prevention Plus, Inc.
         145 Oser Avenue, Suite 100
         Hauppauge, NY 11788
         TEL:     516-360-0600
         FAX:     516-265-3351
         E-MAIL:  APP@LI.NET

     Any party may, by notice as stated above, designate a different name or address for any notice, request or demand, required or called for under this Agreement.


                            ARTICLE X - MISCELLANEOUS

A. The Period of Performance of this Agreement shall be from August 1, 1999 through December 31, 2001.

B. This Agreement, and the attachments hereto, constitute the entire Agreement between the

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parties and supersedes any and all prior Agreements, whether written or oral, with respect to its subject matter.

C. The principal staff for the CORPORATION in this project shall be Richard J. Goodhart. He shall actively work on the PROJECT throughout the duration of this Agreement. Any change in personnel by the CORPORATION must have the prior written approval of the FOUNDATION. In the event of any unauthorized personnel change, the FOUNDATION may terminate die project upon written notice, effective immediately upon receipt by the CORPORATION. In the event of termination, the FOUNDATION shall have no liability to the CORPORATION as of the date of the unauthorized personnel change.

D. The CORPORATION shall not assign, subcontract, or otherwise transfer any or all of its responsibilities under this Agreement, except as may be stated in the proposal, without the prior written consent of the FOUNDATION.

E. All amendments, revisions, changes or modifications to this Agreement must be in writing and signed by both parties.

F. In the event of a conflict between this Agreement and the Technical Proposal, this Agreement shall be controlling.

G. In the case of a dispute between the parties arising under this Agreement, the laws of the Commonwealth of Virginia shall apply, notwithstanding its conflicts of law principles.

H. The CORPORATION shall comply with Executive Order 11246, "Equal Employment Opportunity," as amended by Executive Order 11375, "Amending Executive Order 11246 Relating to Equal Employment Opportunity," and as supplemented by regulations at 41 CFR Part 60, "Office of Federal Contract Compliance Programs, Equal Employment Opportunity, Department of Labor."


     IN WITNESS WHEREOF, the FOUNDATION has caused these presents executed and the CORPORATION has hereunto set his hand on the dates below.

The ATA Foundation, Inc.                Accident Prevention Plus, Inc.


By:  /s/  Susan M. Coughlin             By:  Richard J. Goodhart
     --------------------------              -----------------------------------

 Name:    Susan M. Coughlin             Name:  Richard J. Goodhart
        -----------------------                ---------------------------------

Title: Director and COO                 Title:   Chief Executive Officer
       ------------------------                  -------------------------------

Date:   8-5-99                          Date:   8/9/99
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